SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  January 19, 2005

(Date of earliest event reported)

Huffy Corporation

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 8.01 Other Events.

Huffy Corporation announced in a press release dated January 19, 2005 that a claims bar date of March 15, 2005 had been established by the Bankruptcy Court in the Company’s Chapter 11 bankruptcy case.  A copy of the press release is attached as an exhibit to this filing.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.

Description

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUFFY CORPORATION

Date: January 20, 2005	By: /s/ Robert W. Lafferty Robert W. Lafferty Vice President - Chief Financial Officer, Finance and Treasurer

Exhibit 99.1

HUFFY

CORPORATION

NEWS RELEASE

Contact:

Robert W. Lafferty

Senior VP – Finance, CFO and Treasurer

(937) 865-5407

HUFFY CORPORATION ANNOUNCES MARCH 15, 2005 BAR DATE

 ESTABLISHED FOR FILING PROOFS OF CLAIM FILES FOR CHAPTER 11 REORGANIZATION

MIAMISBURG, OHIO, JANUARY 19, 2005 – HUFFY CORPORATION (OTC-HUFCQ) today announced that on January 14, 2005, the United States Bankruptcy Court for the Southern District of Ohio, Western Division, entered a Bar Date Order establishing March 15, 2005, at 4:00 P.M. Eastern Standard Time, as the final date and time for filing proofs of claim or interest against Huffy Corporation and certain of its subsidiaries

On October 20, 2004, Huffy Corporation and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Ohio, Western Division. The bankruptcy cases are being jointly administered under Case No. 04-39148. Huffy Corporation and its subsidiaries continue to operate their businesses and manage their properties as debtors in possession.

Pursuant to the Bar Date Order, each person or entity that wishes to assert a claim against Huffy Corporation and/or one of its subsidiaries  arising or deemed to have arisen prior to the petition date must file, either by mail, messenger, overnight courier, or electronically through the Court’s CM/ECF system, an original proof of claim or interest with the Clerk of Court, United States Bankruptcy Court, 120 Third Street, Dayton, Ohio, 45402, substantially in conformity with Official Form 10, on or before the Bar Date.  A copy of the Bar Date Order can be obtained through Huffy Corporation's Claims Agent's Website at: http://www.trumbullgroup.com.

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Huffy Corporation (OTC-HUFCQ) is a diversified sporting goods company, marketing bicycles and wheeled products under the Huffy®, Royce Union®, and Micro® brands; golf equipment under the Tommy Armour®, Ram®, Teardrop® and Zebra® brands, and a variety of products as a licensee.

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The discussion in this press release contains forward-looking statements and is qualified by the cautionary statements contained in the Huffy Corporations report on Form 10-K, dated March 5, 2004.